Exhibit 32.1

                Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned, being the Chief Executive and Financial Officer of LocatePLUS Holdings Corporation (the "Issuer"), hereby certifies, that the Quarterly Report on Form 10Q (the "Quarerly Report") of the Issuer for the period ending September 30, 2008, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)) and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer


               /s/  James  C.  Fields
               James  C.  Fields
               President  and  Chief  Executive  Officer
               Chief Financial Officer
               November 14,  2008